UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported)
February 20, 2008

NORTHROP GRUMMAN CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-16411 (Commission File Number)	No. 95-4840775 (I.R.S. Employer Identification Number)
1840 Century Park East, Los Angeles, California 90067
www.northropgrumman.com
(Address of principal executive offices and internet site)
(310) 553-6262
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Compensatory Arrangements of Certain Officers
(e)
On February 20, 2008, the Compensation and Management Development Committee of the Board of Directors (the “Compensation Committee”) of the Company took the actions described below with regard to the compensation of the Company’s Named Executive Officers, with the exception of the Chairman and Chief Executive Officer; and the Independent Members of the Board of Directors took the actions described below with regard to the Chairman and Chief Executive Officer:
(a) Authorized base salary adjustments effective March 1, 2008 for the Named Executive Officers as of December 31, 2007, and approved cash bonus compensation for performance in 2007 as follows:

		Base
		Salary
		effective	Cash Bonus
Name	Position	March 1, 2008	Compensation
RONALD D. SUGAR	Chairman and Chief Executive Officer	$1,525,000	$3,090,000
WESLEY G. BUSH	President and Chief Operating Officer	$950,000	$1,500,000
JAMES F. PALMER	Corporate Vice President and Chief Financial Officer	$800,000	$880,000
W. BURKS TERRY	Corporate Vice President and General Counsel	$660,000	$775,000
Dr. Sugar also received a payment of $110,000 for unused vacation in excess of the allowed accrual.
Mr. Scott J. Seymour, Corporate Vice President, served as Corporate Vice President and President Integrated Systems through December 31, 2007. He will retire from the Company effective February 29, 2008. He received cash bonus compensation of $800,000 for performance in 2007.
Mr. James R. O’Neill, Corporate Vice President, served as Corporate Vice President and President Information Technology through January 31, 2008. He will retire from the Company effective later in the year. He received cash bonus compensation of $600,000 for performance in 2007.
(b) Approved the 2008 goals under the Annual Incentive Plan (the “AIP”). Under the AIP, participants with the exception of the CEO, will earn cash bonus compensation based upon their Individual Performance Factor (IPF) and the Company Performance Factor (the “CPF”). The CEO AIP bonus will be determined solely on the CPF. Each participant’s target award is based on a percentage of base salary, and awards are paid in the year following the performance period. The 2008 measures for the AIP are based on the financial metrics of top line growth, operating margin, and free cash flow. Target percentages for 2008 are as follows: Dr. Sugar — 140%, Mr. Bush — 90%, Mr. Palmer — 75%, and Mr. Terry — 75%.
The Compensation Committee also approved certain design changes to the long term incentive portion of the executive compensation. Stock Options granted pursuant to the 2001 Long Term Incentive Stock Plan will vest over three years, (instead of four) and expire in seven years (instead of ten).
The Compensation Committee also approved changing one of the metrics for the Restricted Performance Stock Rights with a performance period of 2008-2010 from operating cash flow return on investment to Return on Net Assets.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ Stephen D. Yslas
Stephen D. Yslas
Corporate Vice President, Secretary and Deputy General Counsel

Date: February 26, 2008

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